EXHIBIT 4.1(g)
AMENDMENT NO. 5 TO
FARM BUREAU 401(k) SAVINGS PLAN (“Plan”)
(As restated and executed on January 25, 2002)
This amendment, entered into as of this 9th day of July 2003, shall be effective as of the July 1, 2003.
The attached pages 2, 4 and 5 to the Adoption Agreement are hereby substituted in place of pages 2, 4 and 5 that were in effect prior to July 1, 2003. The change on page 2 is in Item 3, Section 1.11 (g), clarifying the Employees who are excluded from Employer nonelective contributions as set forth in the Addendum to the Adoption Agreement. The changes on pages 4 and 5 change the eligibility requirements with respect to all employees of all Participating Employers for all portions of the Plan to one month of service and age 21. (Previously, eligibility requirements for nonelective Employer contributions for employees of Farm Bureau Mutual Insurance Company was age 21 and 2 years of service.)
IOWA FARM BUREAU FEDERATION, Plan Sponsor

By:	/s/ Craig A. Lang
President

WELLS FARGO BANK MINNESOTA, N,A., Trustee

By:	/s/ Mary Stoecker

Nonstandardized 401 (k) Profit Sharing Plan
ADOPTION AGREEMENT #005
NONSTANDARDIZED 401(k) PROFIT SHARING PLAN
          The undersigned, Iowa Farm Bureau Federation (“Employer”), by executing this Adoption Agreement, elects to establish a retirement plan and trust (“Plan”) under the Nyemaster. Goode, Voigts, West, Hansell & O’Brien, P.C. Defined Contribution Prototype Plan (basic plan document #01). The Employer, subject to the Employer’s Adoption Agreement elections, adopts fully the Prototype Plan and Trust provisions. This Adoption Agreement, the basic plan document and any attached appendices or addenda, constitute the Employer’s entire plan and trust document. All section references within this Adoption Agreement are Adoption Agreement section references unless the Adoption Agreement or the context indicate otherwise. All article references are basic plan document and Adoption Agreement references as applicable. Numbers in parenthesis which follow headings are references to basic plan document sections. The Employer makes the following elections granted under the corresponding provisions of the basic plan document.
ARTICLE I
DEFINITIONS

1.	PLAN (1.21). The name of the Plan as adopted by the Employer is Farm Bureau 401 (k) Savings Plan.

2.	TRUSTEE (1.33). The Trustee executing this Adoption Agreement is: (Choose one of (a), (b) or (c))

☐	(a) A discretionary Trustee. See Plan Section 10.03[A].

☑	(b) A nondiscretionary Trustee. See Plan Section 10.03[B].

☐	(c) A Trustee under a separate trust agreement. See Plan Section 10.03[G].
3. EMPLOYEE (1.11). The following Employees are not eligible to participate in the Plan: (Choose (a) or one or more of (b) through, (g) as applicable)

☐	(a) No exclusions.

☐	(b) Collective bargaining Employees.

☐	(c) Nonresident aliens.

☐	(d) Leased Employees.

☐	(e) Reclassified Employees.

☑	(f) Classifications: Employees employed on a temporary basis who are designated by the Employer as of initial date of employment or reemployment that employment status with the Employer [or Participating Employer) is of a temporary and not permanent nature.

☑	(g) Exclusions by types of contributions. The following classification(s) of Employees are not eligible for the specified contributions:

Employee classification: All Employees other than employees of Farm Bureau Mutual Insurance Company, employees of South Dakota Farm Bureau Federation, and employees of The Kansas Farm Bureau (with respect to safe-harbor nonelective contributions under Item 13(d)(l) in this Adoption Agreement.

Contribution type: Nonelective (profit sharing) contributions.
4. COMPENSATION (1.07). The Employer makes the following election(s) regarding the definition of Compensation for purposes of the contribution allocation formula under Article III: (Choose one of (a), (b) or (c))

☑	(a) W-2 wages increased by Elective Contributions.

☐	(b) Code §3401 (a) federal income tax withholding wages increased by Elective Contributions,

☐	(c) 415 compensation.
[Note: Each of the Compensation definitions in (a), (b) and (c) includes Elective Contributions. See Plan Section l.07(D). To exclude Elective Contributions, the Employer must elect (g).]
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Nonstandardized 401(k)Profit Sharing Plan

☐	(d) Elapsed Time Method. In lieu of crediting Hours of Service, the Elapsed Time Method applies for purposes of crediting Service for (Choose one or more of (1), (2) or (3) as applicable )

☐	(1) Eligibility under Article II.

☐	(2) Vesting under Article V.

☐	(3) Contribution allocations under Article III.
8. PREDECESSOR EMPLOYER SERVICE (1.30). In addition to the predecessor service the Plan must credit by reason of Section 1.30 of the Plan, the Plan credits as Service under this Plan service with the following predecessor employer(s): See Addendum, paragraph 1.
[Note: If the Plan does not credit any additional predecessor service under this Section 1.30, insert “N/A” in the blank line. The Employer also may elect to credit predecessor service with specified Participating Employers only. See the Participation Agreement.] Service with the designated predecessor employer(s) applies: (Choose one or more of (a) through (d) as applicable)

☑	(a) Eligibility. For eligibility under Article II. See Plan Section 1.30 for time of Plan entry.

☑	(b) Vesting. For vesting under Article V.

☐	(c) Contribution allocation. For contribution allocations Under Article III.

☐	(d) Exceptions. Except for the following Service:
ARTICLE II
ELIGIBILITY REQUIREMENTS
9. ELIGIBILITY (2.01).
Eligibility conditions. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions: (Choose one or more of (a) through (e) as applicable) [Note: If the Employer does not elect (c), the Employer’s elections under (a) and (b) apply to all types of contributions. The Employer as to deferral contributions may not elect (b)(2) and may not elect more than 12 months in (b)(4) end (b)(5).]

☑	(a) Age. Attainment of age 21 (not to exceed age 21).

☑	(b) Service. Service requirement (Choose one of (1) through (5))

☐	(1) One Year of Service.

☐	(2) Two Years of Service, without an intervening Break in Service. See Plan Section 2.03(A).

☐	(3) One Hour of Service (immediate completion of Service requirement). The Employee satisfies the Service requirement on his/her Employment Commencement Date.

☑	(4) one months (not exceeding 24).

☐	(5) An Employee must complete Hours of Service within the time period following the Employee’s Employment Commencement Date. If an Employee does not complete the stated Hours of Service during the specified time period (if any), the Employee is subject to the One Year of Service requirement. [Note: The number of hours may not exceed 1,000 and the time period may not exceed 24 months. If the Plan does not require the Employee to satisfy the Hours of Service requirement within a specified time period, insert “N/A” in the second blank line.]

☐	(c) Alternative 40l(k)/40l(m) eligibility conditions. In lieu of the elections in (a) and (b), the Employer elects the following eligibility conditions for the following types of contributions: (Choose (1) or (2) or both if the Employer wishes to impose less restrictive eligibility conditions for deferral/Employee contributions or for matching contributions)

(1) ☑ Deferral/Employee contributions: (Choose one of a. through d. Choose e. if applicable)

a.	☐ One Year of Service

b.	☐ One Hour of Service (immediate completion of Service requirement)

c.	☐ One month(s) (not exceeding 12)
© Copyright 2001 Nyemaster, Goode. Voigts, West, Hansell & O’Brien, P.C.

Nonstandardized 401(k) Profit Sharing Plan

	d.	☐	An Employee must complete Hours of Service within the time period following an Employee’s Employment Commencement Date. If an Employee does not complete the stated Hours of Service during the specified time period (if any), the Employee is subject to the One Year of Service requirement. [Note: The number of hours may not exceed 1,000 and the time period may not exceed 12 months. If the Plan does not require the Employee to satisfy the Hours of Service requirement within a specified time period, insert “N/A” in the second blank line.]
	e.	☐	Age 21 (not exceeding age 21)

(2)	☐	Matching contributions: (Choose one of f. through i. Choose j. if applicable)

	f.	☐	One Year of Service
	g.	☐	One Hour of Service (immediate completion of Service requirement)
	h.	☐	One month(s) (not exceeding 24)
	i.	☐	An Employee must complete Hours of Service within the time period following an Employee’s Employment Commencement Date. If an Employee does not complete the stated Hours of Service during the specified time period (if any), the Employee is subject to the One Year of Service requirement. [Note: The number of hours may not exceed 1,000 and the time period may not exceed 24 months. If the Plan does not require she Employee to satisfy she Hours of Service requirement within a specified time period, insert “N/A ” in the second blank line.]
	j.	☐	Age 21 (not exceeding age 21)

☐	(d)	Service requirements:

[Note: Any Service requirement the Employer elects in (d) must be available under other Adoption Agreement elections or a combination thereof.]

☐	(e) Dual eligibility. The eligibility conditions of this Section 2.01 apply solely to an Employee employed by the Employer after . If the Employee was employed by the Employer by the specified date, the Employee will become a Participant on the latest of: (i) the Effective Date; (ii) the restated Effective Date; (iii) the Employee’s Employment Commencement Date; or (iv) on the date the Employee attains age (not exceeding age 21).

Plan Entry Date. “Plan Entry Date” means the Effective Date and: (Choose one of (f) through (j). Choose (k) if applicable) [Note; If the Employer does not elect (k), the elections under (f) through (j) apply to all types of contributions. The Employer must elect at least one Entry Date per Plan Year.]

☐	(f)	Semi-annual Entry Dates. The first day of the Plan Year and the first day of the seventh month of the Plan Year.

☐	(g)	The first day of the Plan Year.

☐	(h)	Employment Commencement Date (immediate eligibility).

☑	(i)	The first day of each: payroll period (e.g., “Plan Year quarter”).

☐	(j)	The following Plan Entry Dates:

☐	(k) Alternative 401(k)/401(m) Plan Entry Date(s). For the alternative 401(k)/401(m) eligibility conditions under (e), Plan Entry Date means: (Choose (1) or (2) or both as applicable)

(1)	☐	Deferral/Employee contributions		(2)	☐	Matching contributions
		(Choose one of a. through d.)				(Choose one of e. through h.)

	a.	☐	Semi-annual Entry Dates		e.	☐	Semi-annual Entry Dates
	b.	☐	The first day of the Plan Year		f.	☐	The first day of the Plan Year
	c.	☐	Employment Commencement Date (immediate eligibility)		g.	☐	Employment Commencement Date (immediate eligibility)
	d.	☐	The first day of each:		h.	☐	The first day of each:
© Copyright 2001 Nyemaster, Goode, Voigts, West, Hansell & O’Brien, P.C.

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